Exhibit 99.1

Not For Release

A.D.A.M., Inc. Announces Financial Results for Third Quarter 2007

Revenues increase 49%; Net Income increases 62%

ATLANTA, GA – November 6, 2007 – A.D.A.M., Inc. (NasdaqCM: ADAM) today announced financial results for its third quarter ended September 30, 2007.

Kevin Noland, President and Chief Executive Officer of A.D.A.M. commented, “The progress demonstrated in our third quarter results underscores the efforts we are making in aligning our business for future growth. The launch of Benergy 2G! during the quarter, which to date has been received with enthusiastic response, significantly enhances our ability to capitalize on marketplace needs for effective communication tools for employees regarding their health, wellness and benefit programs.”

Third Quarter Financial Highlights:

•

Revenues for the third quarter 2007 were $6,676,000 as compared to $4,473,000 in the same period last year, an increase of 49%. The increase is primarily attributable to A.D.A.M.’s acquisition of OnlineBenefits, Inc. in August, 2006 and additional sales of our health content licensing products.

•

Operating income for the third quarter 2007 was $1,345,000 as compared to $680,000 in the same period last year. Adjusted operating income for the third quarter, which excludes non-cash stock-based compensation and amortization expense from purchased intangibles associated with the acquisition of OnlineBenefits, was $1,788,000 as compared to $1,034,000 for the same period last year, an increase of 73%.

•

Adjusted EBITDA was $2,085,000 for the third quarter 2007 as compared to $1,247,000 in the same period last year, an increase of 67%. Adjusted EBITDA margins for the third quarter were 31% of revenues.

•	Net income for the third quarter 2007 was $788,000, or $0.07 per share, on a fully diluted basis as compared to $486,000 or $0.05 per share on a fully diluted basis for the year ago period.

September 2007 Year-to-Date Results

For the nine-month period ended September 30, 2007, revenues were $20,245,000, up 109% from $9,670,000 in the same period last year. Net income for the nine-month period ended September 30, 2007 was $2,115,000, or $0.20 per share on a fully diluted basis, as compared to $2,165,000, or $0.21 per share on a fully diluted basis for the same period last year. Increases in revenues and operating income are primarily attributable to the acquisition of OnlineBenefits. Net income for the first nine months of 2007 was impacted by the increased operating income, which was offset by interest charges of $1,938,000 associated with the debt used to acquire OnlineBenefits.

During the first nine months of 2007, A.D.A.M. generated $5,115,000 in cash flow from operations. As of September 30, 2007, A.D.A.M.’s cash and investments increased to $10,433,000 from $7,240,000 as of December 31, 2006 from the increased cash flow from operations, which was offset by principal payments on debt.

“We are also excited by a number of key additions we have made to the A.D.A.M. team during the quarter, including Dr. David Zieve. These additions allow us to build a strong product, support and sales foundation that drives future growth and competitive differentiation,” added Noland.

Non-GAAP Measures

Adjusted operating income represents operating income before non-cash stock-based compensation expense and amortization of purchased intangibles. Adjusted net income represents net income before non-cash stock-based compensation expense and amortization of purchased intangibles. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization and non-cash stock-based compensation expense. These financial measures are not measures of financial performance in accordance with generally accepted accounting principles. We believe these non-GAAP financial measures are useful because they are appropriate measures for evaluating our operating performance. We present these non-GAAP financial measures to provide additional information regarding our performance and because they are measures by which we gauge our profitability. You should not consider these non-GAAP financial measures as an alternative to net income. Our calculation of these financial measures may be different from the calculations used by other companies and, as a result, comparability may be limited.

Forward-Looking Statements

The press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, involve a number of risks and uncertainties that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, the ability to realize the anticipated benefits of the acquisition, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. disclaims any obligation or duty to update any of its forward-looking statements.

Conference Call and Earnings Release Information

A.D.A.M. will be conducting a conference call to discuss its third quarter 2007 financial results on November 6, 2007, at 10:00 A.M. ET. To participate in the call, please dial 866-624-3372 approximately five minutes prior to the start time. International callers may dial 706-758-3874. A digital replay will be available the following day by dialing 800-633-8284 or 402-977-9140 with reservation number 21352692.

About A.D.A.M., Inc.

A.D.A.M. (NasdaqCM: ADAM) is a leading provider of health information services and benefits management solutions serving healthcare organizations, employers, insurance brokers, consumers, and educational institutions. With an industry-leading employee and HR benefits management platform and one of the largest consumer health information libraries in the world, A.D.A.M. engages consumers to learn about their health and manage their benefit choices while reducing the costs of healthcare and benefits administration. For more information, visit www.adam.com or call 1-800-408-ADAM.

###

Contact:

A.D.A.M., Inc.

Investor Relations

Victor Thompson

770-321-4326

A.D.A.M., Inc.

Condensed Consolidated Statements of Operations

Third Quarter, 2007 and 2006

(numbers in thousands, except per share data)

	Three Months Ended September 30,				% Increase (Decrease) in US $
		% of		% of
	2007	Revenues	2006	Revenues
Revenues, net:
Licensing	$5,822	87.2%	$3,915	87.5%	48.7%
Product	390	5.8%	368	8.2%	6.0%
Professional services and other	464	7.0%	190	4.2%	144.2%

Total revenues, net	6,676	100.0%	4,473	100.0%	49.3%

Cost of Revenues:
Cost of revenues	1,095	16.4%	587	13.1%	86.5%
Cost of revenues—amortization	371	5.6%	257	5.7%	44.4%

Total cost of revenues	1,466	22.0%	844	18.9%	73.7%

Gross Profit	5,210	78.0%	3,629	81.1%	43.6%

Operating expenses:
Product & content development	1,107	16.6%	874	19.5%	26.7%
Sales & marketing	1,338	20.0%	801	17.9%	67.0%
General & administrative	1,420	21.3%	1,274	28.5%	11.5%

Total operating expenses	3,865	57.9%	2,949	65.9%	31.1%

Operating income	1,345	20.1%	680	15.2%	97.8%

Interest expense	626	9.4%	372	8.3%	(a )
Interest income	(69)	-1.0%	(178)	-4.0%	(a )

Income before income taxes	788	11.8%	486	10.9%	62.1%

Income tax expense (benefit)	—	0.0%	—	0.0%	(a )
Net Income	$788	11.8%	$486	10.9%	62.1%

Earnings Per Share
Basic	$0.08		$0.06
Diluted	$0.07		$0.05

Weighted Average Common Shares Outstanding
Basic	9,575		8,711
Diluted	10,587		10,096

(a)	not meaningful

A.D.A.M., Inc.

Condensed Consolidated Statement of Operations

Third Quarter, 2007 and 2006

(numbers in thousands, except per share data)

	Nine Months Ended September 30,				% Increase (Decrease) in US $
		% of		% of
	2007	Revenues	2006	Revenues
Revenues, net:
Licensing	$17,380	85.8%	$8,152	84.3%	113.2%
Product	1,312	6.5%	1,110	11.5%	18.2%
Professional services and other	1,553	7.7%	408	4.2%	280.6%

Total revenues, net	20,245	100.0%	9,670	100.0%	109.4%

Cost of Revenues:
Cost of revenues	4,143	20.5%	1,208	12.5%	243.0%
Cost of revenues—amortization	1,006	5.0%	634	6.6%	58.7%

Total cost of revenues	5,149	25.4%	1,842	19.0%	179.5%

Gross Profit	15,096	74.6%	7,828	81.0%	92.8%

Operating expenses:
Product & content development	3,427	16.9%	1,584	16.4%	116.4%
Sales & marketing	3,816	18.8%	1,690	17.5%	125.8%
General & administrative	3,921	19.4%	2,472	25.6%	58.6%

Total operating expenses	11,164	55.1%	5,746	59.4%	94.3%

Operating income	3,932	19.4%	2,082	21.5%	88.9%

Interest expense	1,938	9.6%	376	3.9%	(a )
Interest income	(125)	-0.6%	(459)	-4.7%	(a )
Realized (gain) loss on investments	—	0.0%	—	0.0%	(a )
Loss on sale of assets	4	0.0%	—	0.0%	(a )

Income before income taxes	2,115	10.4%	2,165	22.4%	-2.3%

Income tax expense (benefit)	—	0.0%	—	0.0%	(a )
Net Income	$2,115	10.4%	$2,165	22.4%	-2.3%

Earnings Per Share
Basic	$0.22		$0.26
Diluted	$0.20		$0.21

Weighted Average Common Shares Outstanding
Basic	9,404		8,487
Diluted	10,326		10,079

(a)	not meaningful

A.D.A.M., Inc.

Non-GAAP Condensed Financial Results

Third Quarter, 2007 and 2006

(numbers in thousands)

	Three Months Ended September 30,						% Increase (Decrease)
	2007 GAAP		2007 Non-GAAP	2006 GAAP		2006 Non-GAAP
		Adj.			Adj.		GAAP	Non-GAAP
Total revenues	$6,676	$—	$6,676	$4,473	$—	$4,473	49.3%	49.3%

Total operating expenses	5,331	(443)	4,888	3,793	(354)	3,439	40.5%	42.1%

Stock-based compensation (1)	255	(255)	—	255	(255)	—	0.0%	(a )
Amortization of purchased intangibles (2)	188	(188)	—	99	(99)	—	(a )	(a )

Operating income	1,345	443	1,788	680	354	1,034	97.8%	72.9%

Operating margin %	20.1%		26.8%	15.2%		23.1%

Income before income taxes	788	443	1,231	486	354	840	62.1%	46.5%

Income tax expense (benefit)	—	—	—	—	—	—	(a )	(a )

Net Income	788	443	1,231	486	354	840	62.1%	46.5%

Diluted earnings per share	$0.07		$0.12	$0.05		$0.08	54.6%	39.8%
Diluted shares outstanding	10,587		10,587	10,096		10,096

Income before income taxes	788	443	1,231	486	354	840

Depreciation	114	—	114	55	—	55
Amortization of software development	183	—	183	158	—	158
Amortization of purchase intangibles (2)	188	(188)	—	99	(99)	—
Interest expense (income)	557	—	557	194	—	194

EBITDA	$1,830	$255	$2,085	$992	$255	$1,247	84.5%	67.2%

(a)	not meaningful
(1)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(2)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Non-GAAP Condensed Financial Results

Third Quarter, 2007 and 2006

(numbers in thousands)

	Nine Months Ended September 30,						% Increase (Decrease)
	2007 GAAP	Adj.	2007 Non-GAAP	2006 GAAP	Adj.	2006 Non-GAAP	GAAP	Non-GAAP
Total revenues	$20,245	$—	$20,245	$9,670	$—	$9,670	109.4%	109.4%
Total operating expenses	16,313	(1,060)	15,253	7,588	(219)	7,369	115.0%	107.0%
Stock-based compensation (1)	495	(495)	—	120	(120)	—	312.5%	(a )
Amortization of purchase intangibles (2)	565	(565)	—	99	(99)	—	(a )	(a )
Operating income	3,932	1,060	4,992	2,082	219	2,301	88.9%	116.9%
Operating margin %	19.4%		24.7%	21.5%		23.8%
Income before income taxes	2,115	1,060	3,175	2,165	219	2,384	-2.3%	33.2%
Income tax expense (benefit)	—	—	—	—	—	—	(a )	(a )
Net Income	2,115	1,060	3,175	2,165	219	2,384	-2.3%	33.2%
Diluted net income (loss) per share	$0.20		$0.31	$0.21		$0.24	-4.6%	30.0%
Diluted shares outstanding	10,326		10,326	10,079		10,079
Income before income taxes	2,115	1,060	3,175	2,165	219	2,384
Depreciation	330	—	330	131	—	131
Amortization of software development	441	—	441	535	—	535
Amortization of purchase intangibles (2)	565	(565)	—	99	(99)	—
Interest expense (income)	1,813	—	1,813	(83)	—	(83)

EBITDA	$5,264	$495	$5,759	$2,847	$120	$2,967	84.9%	94.1%

(a)	not meaningful
(1)	Stock-based compensation related to non-cash charges for stock options and variable stock compensation expense.
(2)	Amortization of customer list and purchased software acquired with Online Benefits.

A.D.A.M., Inc.

Consolidated Balance Sheets

September 30, 2007 and December 31, 2006

(numbers in thousands)

	September 30, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$10,433	$6,382
Short term investments	—	858
Accounts receivable, net	2,574	3,082
Restricted cash	45	2,192
Inventories	93	74
Prepaids and other current assets	1,004	1,673

Total current assets	14,149	14,261

Non-current assets
Property and equipment, net	889	876
Intangible assets, net	10,241	10,276
Goodwill	28,022	27,883
Other assets	152	158
Deferred financing costs, net	933	1,184
Deferred tax asset, net of current portion	5,500	5,500

Total non-current assets	45,737	45,877

TOTAL ASSETS	$59,886	$60,138

Liabilities and Shareholders' Equity
Current liabilities
Accounts payables and accrued expenses	$3,125	$4,075
Deferred revenue	5,475	4,447
Note payable	—	1,500
Current portion of long term debt	2,000	1,000
Current portion of capital lease obligations	120	155

Total current liabilities	10,720	11,177

Non-current liabilities
Capital lease obligations, net of current portion	113	178
Other liabilities	987	1,314
Long term debt, net of current portion	21,000	24,000

Total non-current liabilities	22,100	25,492

Stockholders' equity
Common stock	99	94
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	55,688	54,109
Unrealized gain (loss) on investments	(104)	(2)
Accumulated deficit	(27,529)	(29,644)

Total stockholders' equity	27,066	23,469

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$59,886	$60,138

A.D.A.M., Inc.

Condensed Consolidated Statements of Cash Flows

Third Quarter, 2007 and 2006

(numbers in thousands)

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$2,115	$2,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,336	765
Deferred financing cost amortization	258	—
Gain on sale of assets	4	—
Stock-based compensation expense	495	120
Other, net	—	(19)
Changes in assets and liabilities:
Accounts receivable	507	(110)
Inventories	(18)	(8)
Prepaids and other assets	667	(61)
Accounts payable and accrued liabilities	(950)	(223)
Deferred revenue	1,028	(327)
Other liabilities	(327)	153

Net cash provided by operating activities	5,115	2,455

Cash flows from investing activities
Acquisition of subsidiary, net of cash acquired of $1,548	—	(29,353)
Purchases of property and equipment	(354)	(113)
Proceeds from sale of property and equipment	7	—
Additional costs of previous acquisition	(139)	—
Net change in restricted cash	2,148	24
Software product and content development costs	(971)	(589)
Maturities and reclassifications of investments	747	2,055
Proceeds of investments	179	3,063
Purchase of investments	(170)	—

Net cash provided by investing activities	1,447	(24,913)

Cash flows from financing activities
Proceeds from issuance of term note	—	20,000
Proceeds from issuance of convertible notes	—	5,000
Payment of financing costs	—	(1,339)
Payment on note payable	(1,500)	—
Payment on long term debt	(2,000)	—
Proceeds from exercise of common stock options	1,089	502
Repayments on capital leases	(100)	(236)

Net cash (used in) provided by financing activities	(2,511)	23,927

Increase (decrease) in cash and cash equivalents	4,051	1,469

Cash and cash equivalents, beginning of the period	6,382	2,816

Cash and cash equivalents, end of the period	$10,433	$4,285